UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021 (March 30, 2021)

Allied Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-27675	33-1227173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 St. Paul St., Suite 201, Kelowna, BC Canada	V1Y 9N2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (877) 255-4337

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about March 30, 2021 the Registrant’s wholly owned subsidiary Tactical Relief, LLC, a Delaware limited liability company, entered into a 25-year land lease in the Las Vegas area (the “Land Lease”) with a wholly-owned subsidiary of FIORE Cannabis, Marapharm Las Vegas, LLC, a Nevada limited liability company (“Marapharm”). This land has ample space to install Allied’s building and further space for future expansion. Allied has completed the construction of an approximate $3.5 million, 9,000 square foot, GMP-complaint facility that is ready to be deployed from the Las Vegas construction factory to this land location. The building has ample space for cannabis cultivation and research as well as large scale product packaging and fulfillment. This building will be deployed to the location in the Las Vegas area and is ready for production.

In addition, Allied’s wholly owned subsidiary, Allied US Products LLC, a Nevada limited liability company, entered into an asset purchase agreement (the “Asset Purchase Agreement”) for the purchase of a Nevada State US-based cannabis license from Marapharm. As Nevada is not issuing any new licenses this asset is a key piece of Allied’s business plan and international vertifically integrated supply chain. The Asset Purchase Agreement provides for a purchase price of $1,500,000, payable $150,000 within 45 days and the balance paid pursuant to a promissory note (the “Promissory Note”) from 50% of the net operating income from the facility.

Allied US Products LLC, also entered into a master services agreement (the “Services Agreement”) with Marapharm, a Nevada registered company that has the required licenses to operate the facility and will manage all activities that involve touching the plant. This includes all activities and actions needed to operate and manage the facility and equipment, as well as, perform all cannabis cultivation, production, sales and distribution activities. Allied Corp has sought expert legal opinion regarding corporate structuring in order to structure these agreements such that Allied Corp, as a publicly traded company, will not directly engage in any activities that involve touching the plant.

The precise terms of the Land Lease, the Asset Purchase Agreement, the Promissory Note and the Services Agreement are set forth in the exhibits attached hereto.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are included herein:

Exhibit No.	Description

10.1	Land Lease dated as of March 30, 2021 between Marapharm Las Vegas LLC and Tactical Relief LLC.
10.2	Asset Purchase Agreement dated as of March 30, 2021 between Marapharm Las Vegas LLC and Allied US Products, LLC.
10.3	Promissory Note dated as of March 30, 2021 from Allied US Products LLC in favor of Marapharm Las Vegas LLC.
10.4	Services Agreement dated as of March 30, 2021 between Marapharm Las Vegas LLC and Allied US Products LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Corp.
(Registrant)

Dated: April 7, 2021	By:	/s/ Calum Hughes
Chief Executive Officer

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